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                              AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                             AMBAC TREASURERS TRUST

                  This Amended and Restated Certificate of Trust of AMBAC TREASURERS TRUST, a business trust registered under the Investment Company Act of 1940, as amended (the "Trust"), filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. 3801 et seq.), amends and restates the Certificate of Trust of the Trust as follows:

         FIRST: The name of the Trust is CADRE INSTITUTIONAL INVESTORS TRUST.

         SECOND: As required by 12 Del. Code 3807(b) and 3810(a)(1)(b), the name and business address of the Trust's Registered Agent for Service of Process and the address of the Trust's Registered Office are:

         The Corporation Trust Company
         1209 Orange Street
         Wilmington, Delaware 19801

         THIRD: The nature of the business or purpose or purposes of the Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act of 1940, as amended, through one or more series of shares of beneficial interest, investing primarily in securities.

         FOURTH: The trustees of the Trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Trust, in the manner now or hereafter prescribed by statute.

         FIFTH: This Amended and Restated Certificate of Trust shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.
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           IN WITNESS WHEREOF, the undersigned, constituting all of the trustees of CADRE INSTITUTIONAL INVESTORS TRUST, have duly executed this Amended and Restated Certificate of Trust as of this 30th day of June, 1997.


                            By:  /s/ William T. Sullivan
                                 -------------------------------
                                  William T. Sullivan,  Trustee


                            By:  /s/ Eugene J. McDonald
                                 -------------------------------
                                  Eugene J. McDonald,  Trustee


                            By:  /s/ Donald W. Green
                                 -------------------------------
                                  Donald W. Green,  Trustee


                            By:  /s/ C. Roderick O'Neil
                                 -------------------------------
                                  C. Roderick O'Neil,  Trustee


                            By:  /s/ Russell E. Galipo
                                 -------------------------------
                                  Russell E. Galipo, Trustee






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